EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CNET NETWORKS REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

SAN FRANCISCO, July 22, 2003 — CNET Networks, Inc. (Nasdaq: CNET) today reported that revenues for the second quarter ended June 30, 2003 totaled $58.4 million, a two percent increase compared to revenues of $57.2 million for the same period of 2002. The Company’s second quarter operating loss was $9.8 million, versus an operating loss of $35.1 million in the same quarter in 2002. Net loss for the second quarter of 2003 was $11.6 million, or $0.08 per share, compared to a net loss of $25.8 million, or $0.19 per share, for the same period last year.

In the second quarter, CNET Networks’ operating loss before depreciation and amortization was $4.1 million, compared to an operating loss before depreciation and amortization of $16.2 million in the second quarter of 2002. Results for 2003 included $4.3 million of realignment costs (consisting of approximately $2.3 million of severance and $2.0 million of real estate abandonment reserves), and for 2002 included $7.7 million of integration and realignment costs. (A table that reconciles operating loss before depreciation and amortization to the operating loss found on CNET Networks’ statement of operations can be found on the “Quarterly Operating Highlights” page that accompanies this press release.)

Revenues for the six months ended June 30, 2003 totaled $115.0 million, versus revenues of $112.9 million for the same period of 2002. The Company’s first half operating loss was $24.4 million, versus an operating loss of $68.4 million in the same period in 2002. Net loss for the first half of 2003 was $27.4 million, or $0.20 per share, compared to a net loss of $56.9 million, or $0.41 per share, for the same period last year.

“During the quarter, we experienced growth in our core online advertising business,” said Shelby Bonnie, CNET Networks’ chairman and chief executive officer. “We continue to benefit from shifts in marketing budgets to the online medium and to CNET Networks as we have introduced new marketing services and increased ways in which we monetize content. These innovations and product enhancements, coupled with lower operating costs and increased productivity, position us for profitable growth.”

Business Review
Highlights from the second quarter include:

  The company delivered a $12.1 million improvement in its operating loss before depreciation and amortization when compared to the second quarter of 2002.
  The company’s network of Internet properties reached an average of over 63 million global unique users on a monthly basis during the second quarter of 20031. This compares to an average of approximately 60 million global unique monthly users in Q1-03.
  CNET Networks ranked as the Internet’s 14th largest US online property2 and the 11th largest online property worldwide3.
  CNET Networks continues to be recognized for its quality editorial content. CNET News.com (www.news.com) received 12 prestigious awards and accolades since the beginning of 2003, most recently from the National Press Club and the Western Publications Association’s Maggie Awards. Also, mySimon (www.mysimon.com) received a 2003 EPpy Award for Best Internet Shopping Service, and was rated a Forbes Favorite for comparison shopping in its recent Best of the Web issue.
  CNET.com (www.cnet.com) launched buying advice on approximately 1,300 new products during the second quarter of 2003 across categories including digital cameras, digital camcorders, televisions, PC monitors and PDAs.
  As part of the company’s continued leadership in online advertising, the GameSpot Trax ROI measurement tool was introduced in the second quarter, providing marketing partners with the capability to measure and monitor user engagement.

Outlook
“We anticipate the technology market environment to remain challenging throughout 2003. However, we expect to see a continued shift of marketing budgets to online advertising and to CNET Networks,” Bonnie added, “and we are in a strong position as we gear up for the seasonal momentum of the fourth quarter.”

CNET Networks’ balance sheet included cash and marketable debt securities of approximately $148.6 million on June 30, 2003, which includes restricted cash of $18.9 million. For the third quarter of 2003, management estimates revenues will be between $57.0 million and $59.0 million, operating income before depreciation and amortization will be between a loss of $1.0 million and income of $500,000. Management’s financial guidance for full-year 2003 consists of revenue estimates in the range of $235 million to $245 million, and operating income before depreciation and amortization of between breakeven and $5.0 million, including $9.8 million in realignment costs in the first half of 2003. (A table that reconciles operating loss before depreciation and amortization guidance to operating loss guidance can be found the “Guidance to the Investment Community” sheet that accompanies this press release.) Revenue estimates are based on the assumption that overall technology advertising spending will not worsen from current levels. Estimates of operating income before depreciation and amortization are based on the assumption that the company will not experience further material asset impairment. The company expects this financial outlook will not be updated until the release of CNET Networks’ next quarterly financial announcement. The company does, however, reserve the right to update its financial outlook at any time for any reason.

In other news, the company announced that Art Fatum, chief corporate officer, will be leaving the company at the end of July. His responsibilities will be distributed among other members of the executive team.

Conference Call and Webcast
CNET Networks will host a conference call to discuss its second quarter financial and operating performance, as well as its business outlook for the second half of 2003 beginning at 5:00 pm ET (2:00 pm PT), today, July 22, 2003. To listen to the discussion, please visit http://ir.cnet.com and click on the link provided for the webcast conference call or dial (706) 679-3076. A replay of the conference call will be available through August 1, 2003 via webcast at the URL listed above or by calling (706) 645-9291 and entering the conference ID number 1793935. The company’s past financial news releases, related financial and operating information, and access to all Securities and Exchange Commission filings, can also be accessed at http://ir.cnet.com.

Safe Harbor
This press release and its attachments include forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements include statements regarding the company’s expected financial results in the third quarter and full-year 2003, including the statements set forth in the section of the press release entitled “Outlook,” as well as other statements throughout the release that are identified by the words “expect,” “estimate,” “target,” “believe,” “anticipate,” “intend” and similar expressions. These statements are only effective as of the date of this release and we undertake no duty to publicly update these forward-looking statements, whether as a result of new information, future developments or otherwise. Reported results should not be considered as an indication of future performance. The risks and uncertainties include: decreases in advertising spending on the Internet, especially in the technology sector, or on CNET Networks’ properties in particular, which could be prompted by increased weakness in corporate or consumer spending or other factors; the failure of existing advertisers to meet or renew their advertising commitments; the loss of marketing revenue and users to CNET Networks’ competitors, especially in the highly- competitive field of comparative shopping services; a decline in revenues from our print publications as more marketing spending shifts to the Internet; seasonal weakness in Internet usage during the summer months; consolidation among technology customers who are advertisers on CNET Networks; the need for further cost reductions, which could increase severance costs and negatively impact operating income and net income; the weakening of the US dollar, which could increase operating losses; the acquisition of businesses or the launch of new lines of business, which could decrease the company’s cash position, increase operating expense and dilute operating margins; the risk of future impairment of the company’s assets or the need to increase the company’s reserve attributable to abandoned real estate; and general risks associated with our business. For risks about CNET Networks’ business, see its Annual Form 10-K for the year ended December 31, 2002 and subsequent Forms 10-Q and 8-K, including disclosures under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are filed with the Securities and Exchange Commission and are available on the SEC’s website at www.sec.gov.

About CNET Networks, Inc.
CNET Networks, Inc. (www.cnetnetworks.com) is a leading global media company informing and connecting the buyers, users and sellers of technology. The company differentiates itself from other media providers by combining an in-depth knowledge of the technology industry with the power of technology itself. The result is the most dynamic, relevant, and innovative media-based marketplace for technology around the World. CNET Networks’ product portfolio includes top brands CNET, ZDNet, TechRepublic, Builder.com, News.com, GameSpot, Download.com, and mySimon, as well as Computer Shopper print magazine, and CNET Channel. With a strong presence in the US, Asia and Europe, CNET Networks has operations in 16 countries.

Investor Relations Contact: Robert Borchert (646) 472-3806 robert.borchert@cnet.com	Media Contact: Sarah Winterhalder (415) 344-2218 sarah.winterhalder@cnet.com

1. Nielson//NetRatings June 2003 (Home/Work combined panel)
2. Nielson//NetRating May 2003 (Glbal Web Watch home panel)
3. CNET Networks April-June 2003 (internal log dara)

CNET NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(000s, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues
Internet	$46,864	$44,356	$88,913	$87,736
Publishing	11,537	12,882	26,076	25,154

Total revenues	58,401	57,238	114,989	112,890

Operating expenses:
Cost of revenues	34,079	37,177	70,280	74,312
Sales and marketing	17,365	20,230	35,082	40,984
General and administrative	11,019	15,990	21,065	28,749
Depreciation	3,855	6,766	9,467	13,007
Amortization of intangible assets	1,898	12,186	3,502	24,245

Total operating expenses	68,216	92,349	139,396	181,297

Operating loss	(9,815)	(35,111)	(24,407)	(68,407)

Non-operating income (expense):
Realized gains on sale of investments	--	98	--	2,434
Realized losses on sale or impairment of
investments	--	(701)	--	(8,366)
Interest income	563	1,267	1,236	2,639
Interest expense	(1,778)	(2,579)	(3,547)	(5,357)
Other	(271)	(101)	(266)	(104)

Total non-operating income (expense)	(1,486)	(2,016)	(2,577)	(8,754)

Loss before income taxes	(11,301)	(37,127)	(26,984)	(77,161)

Income tax expense (benefit)	271	(11,309)	417	(20,293)

Net loss	$(11,572)	$(25,818)	$(27,401)	$(56,868)

Basic and diluted net loss per share	$(0.08)	$(0.19)	$(0.20)	$(0.41)

Shares used in calculating basic and diluted
net loss per share	139,432,692	138,772,593	139,343,944	138,720,732

CNET NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(000s, except share and per share data)

	June 30, 2003	December 31, 2002
ASSETS
Current Assets
Cash and cash equivalents	$72,766	$47,199
Investments in marketable debt securities	9,382	14,239
Accounts receivable, net	43,395	56,064
Other current assets	8,132	16,789

Total current assets	133,675	134,291

Restricted cash	18,926	18,067
Investments in marketable debt securities	47,530	65,602
Property and equipment, net	59,736	62,893
Other assets	20,890	21,406
Intangible assets, net	13,645	15,886
Goodwill	60,624	59,150

Total assets	$355,026	$377,295

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,610	$6,572
Accrued liabilities	66,612	62,833
Current portion of long-term debt	205	220

	74,427	69,625
Non-current liabilities
Long-term debt	117,701	117,738
Other liabilites	3,080	3,875

Total liabilities	195,208	191,238

Stockholders' equity:
Common stock; $0.0001 par value; 400,000,000
shares authorized; 139,621,595 outstanding
at June 30, 2003 and 139,251,879
outstanding at December 31, 2002	14	14
Notes receivable from stockholders	(397)	(397)
Additional paid-in-capital	2,700,115	2,698,980
Accumulated other comprehensive income	(13,784)	(13,811)
Treasury stock, at cost	(30,428)	(30,428)
Retained deficit	(2,495,702)	(2,468,301)

Total stockholders' equity	159,818	186,057

Total liabilities and stockholders'equity	$355,026	$377,295

CNET NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(000s)

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net Loss	$(27,401)	$(56,868)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	12,969	37,256
Asset impairment and disposals	91	128
Deferred taxes	--	9,557
Noncash interest	408	548
Noncash stock compensation	53	--
Allowance for doubtful accounts	1,607	4,899
(Gain) loss on sale and impairment of marketable
securities and privately held investments	(3)	5,937
Changes in operating assets and liabilities,
net of acquisitions
Accounts receivable	11,061	4,988
Other assets	6,567	1,495
Accounts payable	1,038	159
Accrued liabilities	3,315	(8,720)
Other long-term liabilities	(665)	(1,068)
Foreign currency translation gain (loss)	536	(2,618)

Net cash provided by (used in) operating activities	9,576	(4,307)

Cash flows from investing activities:
Purchase of marketable debt securities	(22,211)	(94,295)
Proceeds from sale of marketable debt securities	45,699	106,835
Proceeds from sale of marketable equity
investments	--	144
Proceeds from sale of (investments in)
privately held companies	--	3,000
Net cash paid for acquisitions	(2,018)	(4,022)
Capital expenditures	(6,244)	(10,572)

Net cash provided by (used in) investing activities	15,226	1,090

Cash flows from financing activities:
Payments received on stockholders' notes	--	149
Net proceeds from employee stock purchase plan	216	476
Net proceeds from exercise of options and warrants	866	3,136
Principal payments on borrowings	(317)	(249)

Net cash provided by financing activities	765	3,512

Net increase in cash and cash equivalents	25,567	295
Effect of exchange rate changes on cash
and cash equivalents	--	386
Cash and cash equivalents at the beginning
of the period	47,199	93,439

Cash and cash equivalents at the end of the period	$72,766	$94,120

CNET NETWORKS, INC.
BUSINESS SEGMENT SUMMARY
(UNAUDITED)
(000s)

CNET’s primary areas of measurement and decision-making include three principal business segments — U.S. Media, International Media and Channel Services. U.S. Media consists of an online network including sites providing sources of technology information, as well as shopping services and a technology print publication providing technology news and information. International Media includes the delivery of online technology information and several technology print publications in non-U.S. markets. Channel Services includes a product database licensing business and an online technology marketplace for resellers, distributors and manufacturers. Management believes that segment operating income (loss) before integration and realignment costs, depreciation and amortization is an appropriate measure of evaluating the operating performance of the company’s segments. However, segment operating income (loss) before integration and realignment costs, depreciation and amortization should not be considered a substitute for operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles.

	Three Months Ended June 30, 2003
	U.S. Media	Inter- national Media	Channel Services	Other (1)	Total
Revenues	$45,222	$9,034	$4,145	$--	$58,401
Operating expenses	43,644	9,929	4,546	10,097	68,216

Operating income (loss)	$1,578	$(895)	$(401)	$(10,097)	$(9,815)

	Three Months Ended June 30, 2002
	U.S. Media	Inter- national Media	Channel Services	Other (1)	Total
Revenues	$46,730	$6,747	$3,761	$--	$57,238
Operating expenses	51,879	8,681	5,094	26,695	92,349

Operating loss	$(5,149)	$(1,934)	$(1,333)	$(26,695)	$(35,111)

	Six Months Ended June 30, 2003
	U.S. Media	Inter- national Media	Channel Services	Other (2)	Total
Revenues	$91,014	$15,801	$8,174	$--	$114,989
Operating expenses	87,999	19,855	8,808	22,734	139,396

Operating income (loss)	$3,015	$(4,054)	$(634)	$(22,734)	$(24,407)

	Six Months Ended June 30, 2002
	U.S. Media	Inter- national Media	Channel Services	Other (2)	Total
Revenues	$93,833	$11,827	$7,230	$--	$112,890
Operating expenses	106,043	16,888	10,443	47,923	181,297

Operating loss	$(12,210)	$(5,061)	$(3,213)	$(47,923)	$(68,407)

(1)     For the three months ended June 30, 2003, other represents operating expenses related to realignment of $4,344 depreciation of $3,855 and amortization of $1,898. For the three months ended June 30, 2002, other represents operating expenses related to realignment of $7,743, depreciation of $6,766 and amortization of $12,186.

(2)     For the six months ended June 30, 2003, other represents operating expenses related to realignment of $9,765 depreciation of $9,467 and amortization of $3,502. For the six months ended June 30, 2002, other represents operating expenses related to integration and realignment of $10,671, depreciation of $13,007 and amortization of $24,245.

CNET NETWORKS, INC.
GUIDANCE TO THE INVESTMENT COMMUNITY
(UNAUDITED)

$ in millions, except per share		Q2-03 Actual		Q3-03 estimate Low - High	FY 2003 estimate Low - High
Revenues Operating income (loss) before depreciation and amortization Depreciation expense Amortization expense Operating income (loss) Interest expense, net Other income (expense) Earnings (loss) per share	(3)	$58.4 ($4.1) ($3.9) ($1.9) ($9.8) ($1.2) ($0.3) ($0.08)	(1)	$57.0 - $59.0 ($1) - $0.5 ($4.5) ($2.0) ($7.5) - ($6.0) ($1.5) ($0.5) ($0.07) - ($0.06)	$235 - $245 $0 - $5 ($18.5) ($7.5) ($26.0) - ($21.0) ($5.5) ($2.0) ($0.24) - ($0.21)	(2)

1)    Q2-03 actual results include $4.3 million in realigment expenses.
2)    Full-year 2003 estimates include $9.8 million of realignment expenses.
3)    Assumes an effective tax rate of zero percent in Q3 and full-year 2003.

Safe Harbor Statement:

This document includes forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements include statements regarding the company’s expected financial results in the third and fourth quarters and full-year 2003, including the statements set forth in the section of the press release entitled “Outlook,” as well as other statements throughout the release that are identified by the words “expect,” “estimate,” “target,” “believe,” “anticipate,” “intend” and similar expressions. These statements are only effective as of the date of this release and we undertake no duty to publicly update these forward-looking statements, whether as a result of new information, future developments or otherwise. Reported results should not be considered as an indication of future performance. The risks and uncertainties include: decreases in advertising spending on the Internet, especially in the technology sector, or on CNET Networks’ properties in particular, which could be prompted by increased weakness in corporate or consumer spending or other factors; the failure of existing advertisers to meet or renew their advertising commitments; the loss of marketing revenue and users to CNET’s competitors, especially in the highly- competitive field of comparative shopping services; a decline in revenues from our print publications as more marketing spending shifts to the Internet; seasonal weakness in Internet usage during the summer months; consolidation among technology customers who are advertisers on CNET; the need for further cost reductions, which could increase severance costs and negatively impact operating income and net income; the weakening of the US dollar, which could increase operating losses; the acquisition of businesses or the launch of new lines of business, which could decrease the company’s cash position, increase operating expense and dilute operating margins; the risk of future impairment of the company’s assets or the need to increase the company’s reserve attributable to abandoned real estate; and general risks associated with our business. For risks about CNET Networks’ business, see its Annual Form 10-K for the year ended December 31, 2002 and subsequent Forms 10-Q and 8-K, including disclosures under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are filed with the Securities and Exchange Commission and are available on the SEC’s website at www.sec.gov.

CNET NETWORKS, INC.
QUARTERLY STATISTICAL HIGHLIGHTS
(UNAUDITED)

						Q2-03 comparison
	Q2-03	Q1-03	Q4-02	Q3-02	Q2-02	Q-Q % chg	Y-Y % chg
Total Quarterly Revenue ($mm)	$58.4	$56.6	$67.8	$56.3	$57.2	3%	2%

Revenue Distribution (%)
US Online Media and Commerce	63%	59%	62%	60%	62%
US Print	14%	22%	17%	22%	19%
International Media and Commerce	15%	12%	15%	11%	12%
Channel Services	7%	7%	6%	7%	7%

Subscription, Licensing, and Fee-based
Revenue as % of Total Revenue	19%	18%	16%	18%	18%
Barter as % of Total Revenue	5%	5%	4%	5%	5%

Advertiser Metrics
Top 100 US Advertisers' Renewal Rate (Q-to-Q)	90%	89%	85%	88%	91%
Top 100 US Advertisers' % of Network Revenue	60%	67%	63%	63%	59%

Select Business Metrics
Network Unique Users (mm)	63.3	60.3	55.2	50.6	55.0	5%	15%
Average Leads per Day * (000s)	420	442	326	261	280	-5%	50%
Total Leads * (mm)	38.2	39.8	30.0	24.0	25.5	-4%	50%
GameSpot Complete Paid Subscribers (000s)	58.4	53.5	47.2	37.5	22.5	9%	160%
Downloads per day (mm)	2.3	2.4	2.4	2.2	2.6	-5%	-11%
Data Source Licenses	303	277	258	218	201	9%	51%

Balance Sheet Highlights ($mm)
Cash	$72.8	$56.0	$47.2	$64.8	$94.1	30%	-23%
Marketable Debt Securities	56.9	68.2	79.8	105.4	112.9	-17%	-50%
Restricted Cash	18.9	18.4	18.1	18.1	15.8	3%	17%
Total Cash and Equivalents	$148.6	$142.6	$145.1	$188.3	$222.8	4%	-33%;

Total Debt	$117.9	$118.0	$118.0	$170.1	$177.0	0%	-33%

Days Sales Outstanding (DSO)	67	69	74	69	73	-3%	-8%;

* Q1-03 and Q2-03 Average Leads per Day and Total Leads include leads from shopping services, downloads, search, and white papers.
   Prior periods do not include leads from search and white papers.

CNET NETWORKS, INC.
OPERATING LOSS RECONCILIATION
(UNAUDITED)
(000s)

Operating loss before depreciation and amortization:	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Operating loss	$(9,815)	$(35,111)	$(24,407)	$(68,407)
Depreciation	3,855	6,766	9,467	13,007
Amortization of intangible assets	1,898	12,186	3,502	24,245

Operating loss before depreciation
and amortization	$(4,062)	$(16,159)	$(11,438)	$(31,155)

The company believes that operating income before depreciation and amortization is useful to management and investors in evaluating the current operating performance of the company, as a significant portion of depreciation and amortization costs reflect past transactions and costs that are not directly related to the current underlying performance of the business operations. Management refers to this measure to compare historical operating results, in making operating decisions and for budget planning and compensation purposes. This measure should be considered in addition to, and not as a substitute for, other measures of financial performance prepared in accordance with GAAP.